UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024 (November 20, 2024)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement

On November 20, 2024, MSD Investment Corp. (the “Company”) issued and sold $50,000,000 in aggregate principal amount of Series E Floating Rate Senior Notes due May 2028, which bear interest at SOFR plus an applicable margin of 3.00%, (the “Series E Notes”), $165,000,000 in aggregate principal amount of 7.11% Series F Senior Notes due May 2030 (the “Series F Notes”), and $50,000,000 in aggregate principal amount of Series G Floating Rate Senior Notes due May 2030, which bear interest at SOFR plus an applicable margin of 3.35%, (the “Series G Notes”, and, together with the Series E Notes, and the Series F Notes, the “Notes”) to certain investors in an offering exempt from registration under the Securities Act of 1933, as amended. The Notes were issued and sold pursuant to a Note Purchase Agreement, dated November 20, 2024, by and among the Company and the purchasers named therein (the “Note Purchase Agreement”).

Interest on the Series F Notes shall be payable semi-annually on February 7 and August 7, commencing on February 7, 2025, and interest on the Series E Notes and Series G Notes shall be payable quarterly on February 7, May 7, August 7, and November 7, commencing on February 7, 2025. The Series E Notes shall be redeemable in whole or in part at the option of the Company at any time or from time to time prior to May 20, 2028, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon and the Make-Whole Amount (as defined in the Note Purchase Agreement), and thereafter at par, upon not less than 10 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof. The Series F Notes and the Series G Notes shall be redeemable in whole or in part at the option of the Company at any time or from time to time prior to May 20, 2030, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon and the Make-Whole Amount (as defined in the Note Purchase Agreement), and thereafter at par, upon not less than 10 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof. The Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as: (i) information reporting, (ii) maintenance of the Company’s status as a BDC within the meaning of the Investment Company Act of 1940, as amended, (iii) a minimum consolidated net worth of $1,130,000,000, (iv) a minimum asset coverage ratio of 1.50 to 1.00, and (v) maintenance of a Debt Rating (as defined in the Note Purchase Agreement) for each series of Notes from an acceptable rating agency.

The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Note Purchase Agreement, dated November 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: November 22, 2024	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer